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                                                                    EXHIBIT 10.1

                               (HEALTHSPRING LOGO)



February 7, 2006

John Bertini, MD
Chairman of the Board
Renaissance Physician Organization

Dear Dr. Bertini:

Please allow this letter to reflect the parties understanding of the settlement of all matters relating to the proposed warrant to be issued by HealthSpring, Inc. to Renaissance Physician Organization as described in the letter to RPO dated October 14, 2004 and attached as Exhibit A.

Pursuant to Exhibit A, HealthSpring and its subsidiaries (collectively, "HealthSpring") agreed to compensate RPO over a five year period through the issuance of a warrant, the vesting and exercisability of which was to be based upon RPO achieving certain performance goals. In correspondence dated January 26, 2006 and attached hereto as Exhibit B, HealthSpring offered to satisfy the above obligation with an immediate cash payment of $4.0 million. It is further agreed and understood that by method of its tax accounting the value of said warrant has never been included in the taxable income of RPO for any period from October 13, 2004 through the present and that the settlement of this warrant is compensatory in nature, that RPO will recognize ordinary income in the amount of $4.0 million.

It is both parties understanding that through board action on January 31, 2006 RPO accepted HealthSpring's offer as set forth in the January 26, 2006 correspondence. Upon the joint signature of this letter and the closing of the HealthSpring, Inc. initial public offering, estimated to occur on February 8, 2006, such funds will be made available to RPO through a wire transfer to an account designated by RPO, the receipt of which will constitute RPO's agreement that HealthSpring's obligation, relating to the proposed warrant shall have been satisfied in full.

Please indicate, through your signature below RPO's acceptance and agreement with the terms as set forth herein.

Very truly yours,

/s/ Jeffrey L. Rothenberger

Jeffrey L. Rothenberger
Executive Vice President, Chief Operating Officer


ACKNOWLEDGED AND AGREED:

RENAISSANCE PHYSICIAN ORGANIZATION


By: /s/ John Bertini, MD
    -----------------------------------
John Bertini, MD
Chairman of the Board
Renaissance Physician Organization




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